Exhibit 10.1

OPTION AGREEMENT

This Option Agreement (this “Agreement”), dated as of May 10, 2007 (the “Effective Date”), is made by and between Penn Treaty American Corporation, a Pennsylvania corporation (the “Company”), and Patpatia & Associates, Inc., a California corporation (the “Consultant”).

RECITALS

A.       The Company, through its insurance company subsidiaries, is a leading provider of long-term care insurance (“LTC Insurance”) in the United States.

B.           The Consultant has extensive experience in assisting companies with the design and implementation of growth strategies in the insurance marketplace.

C.           Subject to the terms and conditions set forth in a separate consulting agreement by and between the Company and the Consultant (the “Consulting Agreement”), the Consultant provides consulting services to the Company (the “Services”) with the objective of increasing the distribution of the Company’s LTC Insurance and other complimentary offerings to current and potential customers.

D.           The Company has agreed to pay the Consultant, as additional compensation for the Services and for other good and valuable consideration described herein, options to purchase shares of the Company’s common stock and other consideration on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Grant of Option.

(a)          Subject to the limitations set forth in Section 1(b) below, as additional consideration for the Consultant performing the Services, the Company hereby grants to the Consultant an option to purchase 600,000 shares of the Company’s common stock, par value $.10 per share (the “Common Stock”). The options granted hereunder (each an “Option” and together, the “Options”) shall vest according to the schedule set forth in Exhibit A attached hereto, subject to the achievement by the Consultant of the performance objectives set forth in Exhibit A attached hereto. The initial Option vesting date shall be referred to herein as the “Option Grant Date” and shall be the date of Company shareholder approval of the Options granted under this Agreement. The first vesting date after the Option Grant Date shall be July 1, 2008 (the “Year 1 Vesting Date”). The second vesting date after the Option Grant Date shall be April 1, 2009 (“Year 2 Vesting Date”). Each subsequent vesting date will be the anniversary of the Year 2 Vesting Date (collectively, the vesting dates shall be referred to as the “Vesting Dates” and each as a “Vesting Date”).

(b)          Notwithstanding the provisions of Section 1(a) above, the Option grants hereunder are subject to the approval by the Company’s shareholders as required by the rules and regulations of the New York Stock Exchange (“NYSE”). The Company shall give the Consultant prompt written notice of such approval by the Company’s shareholders not later than two business days following such approval.

2.            Option Price. With respect to all Options granted under this Agreement, the purchase price to be paid, if such Options are exercised, shall be the closing price of the Common Stock on the NYSE at the close of trading on the Option Grant Date (the “Option Price”).

3.            Exercise of Option. The following provisions shall apply to exercise of Options:

(a)          The Consultant shall exercise an Option by sending a notice of election (the “Notice of Election”) to the Company substantially in the form attached hereto and incorporated herein by reference. The Notice of Election shall be in writing and shall be sent to the Company at the address and in the manner set forth in Section 21 hereof (or to such other address of the Company that is otherwise specified by the Company in the manner set forth in such Section).

(b)          If exercised, an Option may be exercised as to some or all of the Common Stock permitted under the Option (“Shares”). The Consultant shall not have any right as a stockholder with respect to any Shares until the Consultant is issued Shares pursuant to an exercise of the Options.

(c)          The Options may be exercised in whole or in part immediately upon becoming vested for a period of 10 years from the Option Grant Date; provided, however, that the date and time of the exercise of the Option shall be that day and time when the Notice of Election is received by the Company in the manner set forth in Section 21 hereof (the “Option Exercise Date”).

(d)          Payment for Shares shall be made in cash, by certified check payable to the order of the Company, transfer of shares of common stock of the Company or by such other mode of payment as the Company may approve. In furtherance and not in limitation of the foregoing, the Consultant may exercise an Option to purchase Common Stock on a net or cashless basis, such that, without the exchange of any funds, the Consultant, upon exercise of an Option in whole or in part, purchases that number of shares of Common Stock otherwise issuable (or purchasable) upon exercise of the Option less that number of shares of Common Stock having a Current Market Price (as defined in Exhibit B hereto) at the time of exercise equal to the aggregate exercise price that would otherwise have been paid by the Consultant upon the exercise of the Option.

(e)          Subject to the provisions of this Agreement, Consultant will become obliged to purchase the Shares on the terms and conditions set forth in this Agreement and the Notice of Election upon the receipt by the Company of a Notice of Election in the manner set forth in Section 21 hereof.

(f)           Within five business days following the exercise of and payment for an Option, or portion thereof, the Company or its agent shall issue or cause to be issued to the Consultant, a certificate for the number of whole Shares to which the Consultant is entitled. Any fractional Share to which the Consultant would otherwise be entitled (and the amount representing such fractional Share) shall be forfeited.

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(g)          Upon the exercise of an Option, the Company shall have the right to (a) require the Consultant to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever action it reasonably deems necessary to protect its interests with respect to any federal, state or local withholding requirements, including the right to deduct the amount required to be withheld from any payment of any kind otherwise due to the Consultant. The Company may withhold delivery of any Shares deliverable under subsection (f) above until the payments required under this subsection (g) are satisfied.

(h)          The Shares issued pursuant to this Agreement may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares. Any Shares subject to an Option which for any reason expires or terminates unexercised, in whole or in part, or is not earned in full may again be made subject to an Option. If an Option, terminates, expires or is forfeited without having been exercised in full, such Option shall not be considered to have been granted or issued with respect to the unexercised portion.

4.	Additional Cash Payment

(a)          In the event that the Option grants under this Agreement are not approved by the Company’s shareholders at the 2007 Shareholder Meeting (defined in Section 10(b)(iv) below) but are approved by shareholders at a subsequent meeting (or by action taken without a meeting), then in addition to the vesting of Options on each Vesting Date occurring on and after the date the Option grants under the Agreement have been approved by shareholders, the Company shall pay the Consultant on each such Vesting Date an amount equal to the positive price difference, if any, of the Option Price minus the closing price of the Common Stock on the NYSE at the close of trading on the date of the 2007 Shareholder Meeting (the “Additional Cash Payment Closing Price”), multiplied by the number of Options that vest on such Vesting Date (the “Additional Cash Payment”).

(b)          In the event that the Option grants under this Agreement are not presented to the Company’s shareholders for their approval on or prior to December 31, 2007 but are approved by shareholders at a shareholder meeting held after December 31, 2007 (or by action taken without a meeting), then the Company shall pay to the Consultant the Additional Cash Payment; provided, however, the Additional Cash Payment Closing Price shall be the closing price of the Common Stock on the NYSE at the close of trading on December 31, 2007.

(c)          By way of illustration, if the Option grants under this Agreement are presented to and approved by the Company’s shareholders on January 31, 2008 and the Additional Cash Payment Closing Price is $5.00 per share and the Option Price is $6.00 per share, the amount due to the Consultant on the Year 1 Vesting Date would be $100,000 (($6-$5) x 100,000) and the amount due to the Consultant on each Vesting Date after the Option Grant Date would be an amount equal to the product of $1 multiplied by the number of Options that vest on each such Vesting Date.

(d)          No Additional Cash Payment under this Section 4 shall be owed in the event that the Option grants under this Agreement are not approved by the Company’s

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shareholders as provided in section 1(b) hereof or if the applicable Additional Cash Payment Closing Price is higher than the Option Price.

5.	Registration Rights

(a)          As soon as reasonably practicable after the Company is eligible to register Shares on Form S-3, the Company shall use its commercially reasonable efforts to (i) prepare and file with the SEC a registration statement on Form S-3 covering the resale of the Shares, (ii) cause such registration statement relating to the Shares to be declared effective by the SEC, and (iii) keep the registration statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Shares have been sold and (ii) the date on which the Shares (in the opinion of counsel to the Company) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the 1933 Act. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Section 5(a) with respect to the Shares that the Consultant and any other holder of Shares shall furnish to the Company such information regarding themselves, the Shares held by them and the intended method of disposition of the Shares held by them as shall be reasonably required to effect the registration of such Shares and shall execute such documents in connection with such registration as the Company may reasonably request.

(b)          Notwithstanding Section 5(a) above, if, at any time after the date hereof until two (2) years following the date on which the Options have been exercised in full, the Company proposes to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 (the “1933 Act”) on any form on which the Shares may be registered, the Company shall give the Consultant written notice of its intention to file such registration statement. If the Consultant so elects, by written notice to the Company given within ten (10) business days after the receipt of such notice from the Company, the Consultant may elect to have all or any portion of the Consultant’s Shares registered by such registration statement (but the Company shall have no obligation to cause or attempt to cause such registration statement to become or remain effective.)

(c)          The registration referred to in Section 5(b) shall be accomplished at the sole expense of the Company, except that the Consultant shall pay whatever additional costs (including filing fees) are incurred by the Company solely as a result of the inclusion of the Consultant’s Shares in the registration statement.

(d)          If other securities being registered by such registration statement are being sold publicly through one or more investment banking firms serving as underwriters (the “Underwriters”), the Consultant, as a condition to including its Shares on such registration statement, must agree to sell its Shares through the Underwriters and to enter into the underwriting agreement agreed to by the Company or otherwise agree, upon the request of the Underwriters, to defer the public sale of the Consultant’s Shares for a period of one hundred twenty (120) days following the effective date of the registration statement, provided that the officers, directors and significant shareholders of the Company are so bound. If the Underwriters, in arranging for the public sale of other securities of the Company, reduce the number of securities initially proposed to be registered by such registration statement, the number of the

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Consultant’s Shares to be registered by the registration statement shall be reduced proportionately. The Company shall have no obligation to amend such registration statement after it becomes effective to reflect subsequent events and the Consultant will not make any sales in reliance on such registration statement if it is no longer current.

(e)          Notwithstanding anything herein to the contrary, the Company shall not be required to register any Shares if counsel for the Company opines that such Shares may be sold publicly by the Consultant without registration under the 1933 Act (including reliance on Rule 144 under the 1933 Act) and applicable blue sky laws, or if the Company, at its expense, procures a “no action” letter from the Securities and Exchange Commission indicating that the staff will take no action if the Shares are publicly sold without registration.

(f)           If any Shares are registered, the Consultant and the Company will enter into a customary cross indemnity agreement in form and substance satisfactory to counsel for the Company and counsel for the Consultant by which the Company will indemnify the Consultant against any liability arising under the 1933 Act or otherwise relating to the registration statement, except to the extent that liability arises in connection with information supplied in writing to the Company by the Consultant or its agents expressly for use in the registration statement, and the Consultant shall indemnify the Company in connection with such latter information.

(g)          Shares shall include the shares of Common Stock issued in connection with the exercise of an Option and any other securities issued as a result of stock dividends, stock splits or other capital adjustments or exchanges in connection with such shares of Common Stock.

6.            Adjustments. If the Company (i) pays a dividend in shares of Common Stock or makes a distribution in shares of Common Stock, in either case to holders of Common Stock, (ii) subdivides its outstanding shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issues, by reclassification or reorganization, other securities of the Company to all holders of Common Stock, the Board of Directors of the Company shall cause an adjustment to be made in the number of shares purchasable upon the exercise of the Options and the Option Price so that the Consultant shall be entitled to receive the kind and number of shares of Common Stock which the Consultant would have owned or have been entitled to receive if the Options had been exercised immediately prior to any such event or any record date with respect thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event, and prompt written notice thereof shall be given to the Consultant. In furtherance, and not in limitation of, the foregoing, in the event any other shareholder of the Company who provides services to the Company similar to those provided by the Consultant shall at any time have rights or benefits that are more favorable than the rights and benefits afforded to the Consultant under this Section 6 (including, but not limited to, price-based antidilution protections), then the Company shall promptly grant to the Consultant rights and benefits that are no less favorable than those afforded to such other shareholder, in form and substance satisfactory to the Consultant. The Board of Directors shall have the sole discretion to make additional adjustments that it reasonably deems

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equitable to prevent dilution or enlargement of the benefits intended to be granted by this Agreement.

7.            Relationship of the Parties. The relationship of the Consultant to the Company hereunder is that of independent contractor. Nothing herein shall be deemed to create any partnership, association or joint venture between the parties. Neither the Consultant nor its staff members shall be construed for any purpose to be an employee subject to the control and direction of the Company or any of its affiliates.

8.            Confidentiality. The Consultant shall not, during the term of this Agreement or any time thereafter, disclose to any person the terms or contents of this Agreement or any nonpublic technical or business information or data, including, but not limited to, marketing philosophy and objectives, promotions, markets, materials, financial information, technological developments, customer and prospective customer lists, any information provided to the Consultant by the Company with respect to the Consultant’s performance of the Services, and any information in marketing plans of the Company (collectively, “Information”) disclosed or furnished by the Company to the Consultant. All such Information shall remain the property of the Company. Unless otherwise required by law or judicial or regulatory process, all such Information shall be kept confidential by the Consultant and may be used only in its performance under this Agreement and the Consulting Agreement, unless the Information was previously known to the Consultant without any obligation of confidentiality or is made public by the Company, or becomes public knowledge through no fault of the Consultant. When in tangible form, the Information shall be returned by the Consultant to the Company upon request by the Company made not later than one year following the termination or cessation of the Services.

9.            Securities Laws Compliance Procedures. The Consultant represents and acknowledges that it is an “accredited investor,” as defined in Rule 501 under the Securities Exchange Act of 1933, and that (i) it knows, or has had the opportunity to acquire, all information concerning the business, affairs, financial condition and prospects of the Company which it deems relevant to making a fully informed decision regarding the consummation of the transactions contemplated hereby, (ii) it and its advisor(s) have had a reasonable opportunity to ask questions of and receive information and answers from a person or persons acting on behalf of the Company concerning the offering of the Shares, and all such questions have been answered and all such information has been provided to the full satisfaction of the undersigned; (iii) it is acquiring the Shares solely for his own account as principal, for investment purposes only and not with a present view to the resale, pledge or distribution thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares, (iv) it is not entering into this agreement as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, (v) it has access to the Company’s latest proxy statement and financial statements filed with the Securities and Exchange Commission, (vi) it has adequate net worth and means of providing for its current financial needs and personal contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment, (vii) it has such knowledge of, and experience in, business and financial matters so as to be able to utilize the information made available in connection with the offering of the Shares in order to evaluate the merits and risks of

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an investment in the Shares and to make an informed investment decision with respect thereto and has carefully evaluated the risks of investing and (viii) it has the capacity to protect his own interests in connection with a purchase of Shares. Without intending any limitation on the generality of the foregoing, the Consultant understands and acknowledges that neither the Company nor anyone acting on its behalf has made any representations or warranties other than those contained herein respecting the Company or the future conduct of the Company’s business, and the Consultant has not relied upon any representations or warranties other than those contained herein in the belief that they were made on behalf of the Company.

This Agreement and the grant of Options and Shares shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by a government or regulatory agency as may be required. The Company represents and warrants that no approvals by any person or entity (including, without limitation, any government or regulatory agency) is required for the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder, except for the approval of the Option grants hereunder by the Company’s shareholders as provided in Section 1(b) above.

10.	Representations, Warranties and Covenants.
(a)	The Consultant represents, warrants and covenants:

(i)           that all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement and this Agreement constitutes a valid and binding obligation of the Consultant;

(ii)          its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Consultant or any law or regulation applicable to it; and

(iii)        it has and will maintain all necessary licenses, permits and approvals necessary to perform its obligations contemplated herein and in the Consulting Agreement.

(b)	The Company represents, warrants and covenants:

(i)           that all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement and this Agreement constitutes a valid and binding obligation of the Company;

(ii)          its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Company or any law or regulation applicable to it;

(iii)        it has and will maintain all necessary licenses, permits and approvals necessary to perform its obligations contemplated herein and in the Consulting Agreement; and

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(iv)         It will use its best efforts to convene a meeting of the Company’s shareholders to take place on or before December 31, 2007 (the “2007 Shareholder Meeting”) and will present the Options granted under this Agreement to its shareholders for their approval at such meeting.

11.	Payment in Lieu of Option Grant.

(a)          In the event that the Option grants under this Agreement are not approved by the Company’s shareholders on or before December 31, 2007, then, pursuant to Section 1(b) hereof, the Options described herein shall not be granted to the Consultant and the Company shall pay the Consultant the amounts set forth in Section 11(b) through 11(h) below, subject to the limitation set forth in Section 11(i) below. If the Option grants under this Agreement are approved by the Company’s shareholders on or before December 31, 2007, then the Company shall not be obligated to make any payments under this Section 11.

(b)          On December 31, 2007, the Company shall pay the Consultant $450,000.

(c)          On July 1, 2008, the Company shall pay the Consultant $750,000 (the “Year 1 Payment”), subject to adjustment as provided in paragraph 11(h).

(d)          On April 1, 2009, the Company shall pay the Consultant $750,000, subject to adjustment as provided in paragraph 11(h).

(e)          On April 1, 2010, the Company shall pay the Consultant $750,000, subject to adjustment as provided in paragraph 11(h).

(f)           On April 1, 2011, the Company shall pay the Consultant $900,000, subject to adjustment as provided in paragraph 11(h).

(g)          On April 1, 2012, the Company shall pay the Consultant $900,000, subject to adjustment as provided in paragraph 11(h).

(h)          Failure by the Consultant to achieve the Target Sales described in Exhibit A attached hereto in any given year shall result in a proportionate reduction in the amounts identified in paragraphs 11(c) through 11(g) payable to the Consultant for that year. Sales generated by the Consultant above the Target Sales described in Exhibit A attached hereto in any given year shall result in a proportionate increase in the amounts identified in paragraphs 11(c) through 11(g) payable to the Consultant for that year. By way of illustration and not limitation, if between April 1, 2007 and June 30, 2008 the Consultant generates 80% of Target Sales, the Consultant will receive 80% of the Year 1 Payment. If between April 1, 2007 and June 30, 2008 the Consultant generates 120% of Target Sales, the Consultant will receive 120% of the Year 1 Payment. Notwithstanding the foregoing, in no circumstances shall the amount payable by the Company to the Consultant under this Section 11 exceed $4,500,000, provided that, if the Consultant exceeds the total Target Sales prior to April 1, 2012, the Company will in good faith consider entering into an arrangement with the Consultant for additional payments in lieu of option grants, subject to approval by the Company’s Board of Directors. In addition, in no circumstances shall the Year 1 Payment exceed 125% of $750,000. In the event that prior to July

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1, 2008 the Consultant generates sales that exceed 125% of the Target Sales, the proportionate increase in the Year 1 Payment in excess of 125% will accrue to the payment due on April 1, 2009.

(i)           In the event that the Options granted under this Agreement are approved by the Company’s shareholders at a shareholder meeting held subsequent to December 31, 2007 (or by action taken without a meeting), then the Options described on Schedule A the vesting date of which has not yet passed shall be granted to the Consultant and the Company shall be relieved of any obligation to pay the amounts set forth in Sections 11(b) through 11(g) which have not yet become due.

12.	Indemnity.

(a)          The Consultant shall defend and indemnify the Company and its affiliates, officers, directors, employees, successors and assigns and hold them harmless from and against any and all liability, claims, damages, or losses (including reasonable attorneys’ fees, costs, and expenses) to the extent arising out of or resulting from: (i) any breach of a representation or warranty made by the Consultant in this Agreement or any Notice of Election; or (ii) any failure to comply with any covenant or obligation of the Consultant contained in this Agreement or any Notice of Election.

(b)          The Company shall defend and indemnify the Consultant and its affiliates, officers, directors, employees, successors and assigns and hold them harmless from and against any and all liability, claims, damages, or losses (including reasonable attorneys’ fees, costs, and expenses) to the extent arising out of or resulting from: (i) any breach of a representation or warranty made by the Company in this Agreement; or (ii) any failure to comply with any covenant or obligation of the Company contained in this Agreement.

(c)          If any claim is asserted against a party for which the party is entitled to indemnification under this Section, such party (the “Indemnified Party”) will promptly notify the party required to pay the indemnification (the “Indemnifying Party”) in writing of the assertion of the claim (but the failure to provide such notice will not relieve the Indemnifying Party from any liability the Indemnifying Party may have, except to the extent such failure materially prejudices the Indemnifying Party). Unless otherwise agreed to by the parties hereto, the Indemnifying Party will assume and direct the defense of such claim, including the employment of counsel, and all fees and expenses incurred in connection with defending or settling the claim will be borne solely by the Indemnifying Party. The Indemnifying Party shall not settle any claim, other than any settlement involving only the payment of monetary damages, without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld, conditioned or delayed. The Indemnified Party will cooperate in all reasonable respects with the Indemnifying Party and such attorneys in the investigation, trial and defense of the claim and any appeal arising therefrom. All reasonable and documented costs and expenses incurred in connection with an Indemnified Party’s cooperation will be borne by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of such claim.

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13.          Authority to Contract. Each party represents and warrants to the other that the execution and delivery of this Agreement and the performance of the provisions hereof have been duly authorized by all necessary action on its part, that this Agreement has been duly and validly executed and delivered by it, that this Agreement constitutes a valid and legally binding agreement enforceable against it in accordance with its terms, and that neither the execution and delivery of this Agreement nor the performance of the provisions hereof constitute or will constitute a violation of any contract, indenture, or other agreement or relationship to which it is a party or by which it is bound.

14.          Entire Agreement. This Agreement supersedes all prior oral or written negotiations, understandings or agreements between the parties with respect to the subject matter hereof. Except as otherwise set forth in this Agreement and the Consulting Agreement there are no agreements, understandings, commitments, representations, or warranties with respect to the subject matter hereof. This Agreement and the terms, covenants and conditions set forth herein shall inure to the benefit of and will be binding on the parties hereto and their respective successors in interest and permitted assigns.

15.	Assignment; Change of Control.

(a)          Subject to Section 15(b) hereof, neither the Company nor the Consultant shall assign or subcontract its rights and obligations under this Agreement without the prior written notice of the other party.

(b)          Notwithstanding Section 15(a) hereof, (i) the Company has the right to assign this Agreement to a purchaser or group of purchasers of (A) a majority of the Company’s Common Stock or (B) all or substantially all of the Company’s assets (together, a “Change of Control Event”) and (ii) the Consultant may assign its rights under this Agreement, subject to applicable federal and state securities laws, and any Options granted hereunder, in whole or in part, to any of its officers, directors, shareholders, employees and affiliates.

(c)          Subject to the conditions in Section 15(e), in the event of a Change of Control Event between Vesting Dates, the Options due to vest on the next two (2) Vesting Dates shall vest upon the date of shareholder approval of the Change of Control Event (the “Closing Date”) or, at the option of the Company, an earlier date. For example, if a Change of Control Event occurs prior to the Year 1 Vesting Date, then upon the Closing Date the Options due to vest on the Year 1 Vesting Date and the Year 2 Vesting Date shall vest; if a Change of Control Event occurs after the Year 1 Vesting Date but prior to the Year 2 Vesting Date, then upon the Closing Date the Options due to vest on the Year 2 Vesting Date and the Year 3 Vesting Date shall vest; or if a Change of Control Event occurs after the Year 2 Vesting Date but prior to the Year 3 Vesting Date, then upon the Closing Date the Options due to vest on the Year 3 Vesting Date and the Year 4 Vesting Date shall vest.

(d)          Subject to the conditions in section 15(e), in the event the Company is obligated to make payments in lieu of option grants pursuant to Section 11 of this Agreement and in the event of a Change of Control Event between the payment dates set forth in Sections 11(b) through 11(g), the payments due on the next two payment dates shall be paid to the Consultant upon the Closing Date.

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(e)          Notwithstanding subsections 15(c) and 15(d) above, in the event of a Change of Control Event between Vesting Dates or between payment dates pursuant to Section 11, as the case may be, in which the purchaser of the company’s Common Stock or acquirer of the company’s assets confirms in writing its desire for the Consultant to continue to provide substantially the same services under the Consulting Agreement following the Change of Control Event, the Options due to vest on only the next Vesting Date (not the next two Vesting Dates), or only the payment due on the next payment date pursuant to Section 11 (not the next two payment dates), shall vest or become due, as the case may be, upon the Closing Date or, at the option of the Company, an earlier date.

(f)           In the event a Change of Control Event occurs prior to the 2007 Shareholder Meeting, the Company shall pay the Consultant on the Closing Date the aggregate amount due under Sections 11(b), 11(c) and 11(d) of this Agreement, provided that if the purchaser of the company’s Common Stock or acquirer of the company’s assets confirms in writing its desire for the Consultant to continue to provide substantially the same services under the Consulting Agreement following the Change of Control Event, then the Company shall pay the Consultant on the Closing Date the aggregate amount due under Sections 11(b) and 11(c) of this Agreement.

16.          Amendment. This Agreement may not be amended, modified, waived or canceled except by a writing signed by each party hereto.

17.          Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement may be executed with the signatures to be transmitted by facsimile. A facsimile signature shall be treated for all purposes as an original signature.

18.          Severability. Each provision of this Agreement is intended to be severable. If any provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement, unless the essential purposes of this Agreement would thereby be frustrated.

19.          No Waiver. No consent or waiver, express or implied, by either party hereto of any term or provision of this Agreement, or of any breach or default by the other party in the performance of its obligations hereunder shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be the consent or waiver by such party of any other term or provision of this Agreement, or of any other breach or default by the other party in the performance of its obligations hereunder. Failure on the part of either party to object to any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

20.          Headings. The headings of the sections of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto.

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21.          Notices. All notices and other communications required or permitted under this Agreement shall be in writing and hand delivered, sent by registered first class mail, postage pre-paid, or sent by nationally recognized express courier service or by facsimile to the recipient party’s address set forth below, or at such other address as either party shall provide to the other party. Such notices and other communications shall be effective upon receipt if hand delivered, five (5) days after mailing if sent by mail, the next business day if sent by overnight courier and the date of delivery if sent by facsimile and a confirmation is received.

If to the Company:	Penn Treaty American Corporation 3440 Lehigh Street Allentown, PA 18103 Attention: Mr. William W. Hunt Facsimile: (610) 967-6502

If to the Consultant:	Patpatia & Associates, Inc. 1803 Sixth Street Suite A Berkeley, CA 94710 Attention: Mr. Sunny Patpatia Facsimile: (510) 559-7145

22.          Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

[Signatures on the Following Page]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

PENN TREATY AMERICAN CORPORATION	PATPATIA AND ASSOCIATES, INC.

By: /s/ William W. Hunt Name: William W. Hunt Title: President and CEO	By: /s/ Balbir S. Patpatia Name: Balbir S. Patpatia Title: President and CEO

EXHIBIT A

VESTING SCHEDULE

Date of Vesting	Vested Options	Target New Business Long Term Care Insurance Sales through FA / Affinity Channel ($ in MM)*
Immediate upon the Option Grant Date	60,000	0.0
Year 1 Vesting Date (July 1, 2008)	100,000	2.0
Year 2 Vesting Date (April 1, 2009)	100,000	21.1
Year 3 Vesting Date (April 1, 2010)	100,000	42.2
Year 4 Vesting Date (April 1, 2011)	120,000	85.2
Year 5 Vesting Date (April 1, 2012)	120,000	135.3
TOTAL	600,000	285.8

* Target New Business Long Term Care Insurance Sales through FA/Affinity Channel includes issued and annualized new business sales through the Company’s PersonaLTC™ program, EasyLTC™ program and other programs jointly developed and agreed to by the Company and the Consultant.

The vesting schedule of Options stated above shall be subject to the following adjustments:

1.

Failure by the Consultant to achieve the Target New Business Sales through FA/Affinity Channel set forth in the above table (the “Target Sales”) in any given year shall result in a proportionate reduction in the number of Options issued to the Consultant for that year. *

2.

Sales generated by the Consultant above the Target Sales in any given year shall result in a proportionate increase in the number of Options issued to the Consultant for that year. In no circumstance, however, shall the number of Options issued prior to the Year 1 Vesting Date exceed 125% of the number of Options stated in the above table for that year. In the event that prior to the Year 1 Vesting Date the Consultant generates sales that exceed 125% of the Target Sales, the proportionate Options in excess of 125% will accrue to the following year.**

In no circumstances shall the number of Options issued to the Consultant under this Agreement exceed 600,000, provided that, if the Consultant exceeds the total Target Sales prior to the Year 5 Vesting Date, the Company will in good faith consider entering into an arrangement with the Consultant for additional option grants, subject to approval by the Company’s Board of Directors and shareholders.

* Example:	If between April 1, 2007 and June 30, 2008 the Consultant generates 80% of Target Sales, the Consultant will receive 80% of the Options eligible to be received on July 1, 2008.
** Example:	If between April 1, 2007 and June 30, 2008 the Consultant generates 120% of Target Sales, the Consultant will receive 120% of the Options eligible to be received on July 1, 2008.

EXHIBIT B

The “Current Market Price” per share of Common Stock on any date is:

(i)       if the Common Stock is not registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then the Fair Market Value per share of the Common Stock based upon the Fair Market Value of one hundred percent (100%) of the Company if sold as a going concern and without regard to any discount for the lack of liquidity or on the basis that the relevant shares of the Common Stock do not constitute a majority or controlling interest in the Company and assuming, if applicable, the exercise or conversion of all “in-the-money” warrants, convertible securities, options or other rights to subscribe for or purchase any additional shares of capital stock of the Company or securities convertible or exchangeable into such capital stock; or

(ii)     if the Common Stock is registered under the Exchange Act, the average of the closing prices per share of the Common Stock for thirty (30) consecutive trading days commencing forty-five (45) trading days before the date in question. The term “closing price” of the Common Stock on any day, as indicated in the next day’s Wall Street Journal if so reported in the Wall Street Journal (or if not reported in the Wall Street Journal, as reported by National Quotation Bureau Incorporated or, if not so reported, by a nationally recognized quotation service), shall be (A) the reported closing price (last sale price) of the Common Stock on the principal stock exchange on which the Common Stock is listed, (B) if the Common Stock is not listed on a stock exchange, the reported closing price of the Common Stock on the principal automated securities price quotation system on which sale prices of the Common Stock are reported, or (C) if the Common Stock is not listed on a stock exchange and sale prices of the Common Stock are not reported on an automated quotation system, the mean of the final bid and asked prices for the Common Stock as reported by National Quotation Bureau Incorporated if at least two (2) securities dealers have inserted both bid and asked quotations for the Common Stock on at least five (5) of the ten (10) preceding trading days. If none of the foregoing provisions are applicable, the Current Market Price shall be determined in accordance with the preceding clause (i) above. The term “trading day” shall mean (X) if the Common Stock is listed on at least one stock exchange, a day on which there is trading on the principal stock exchange on which the Common Stock is listed, (Y) if the Common Stock is not listed on a stock exchange but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (Z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

The term “Fair Market Value” means the value (“Valuation”) obtainable upon a sale in an arm’s length transaction to a third party under usual and normal circumstances, with neither the buyer nor the seller under any compulsion to act, with equity to both, as determined by the Board of Directors of the Company (the “Board”) in good faith, which determination shall be described in a duly adopted Board resolution certified by the Company’s Secretary or Assistant Secretary. If the Board is unable to determine any Valuation, or if the holders of at least fifty-one percent (51%) of all of the Shares then issuable under the Options (collectively, the “Requesting Holders”) disagree with the Board’s determination of any Valuation by written notice delivered to the Company within thirty (30) days after the determination thereof by the Board is communicated to the holders affected thereby, which notice specifies a majority-in-interest of the Requesting Holders’ determination of such Valuation, then following a thirty day period in which Company and Requesting Holders shall attempt to resolve the differences in the Valuation determination, the Company and a majority-in-interest of the Requesting Holders shall select a mutually acceptable investment banking firm of national reputation which has not had a material relationship with the Company, the Consultant or any director or officer thereof within the preceding two (2) years, which shall determine such Valuation. Such investment banking firm’s determination of such Valuation shall be final, binding and conclusive on the Company and the holders of all of the Options issued hereunder and then outstanding. Any and all costs and fees of such investment banking firm shall be borne 50% by the Company and 50% by the Consultant.

NOTICE OF ELECTION

The undersigned and Penn Treaty American Corporation (the “Company”) are parties to that certain Option Agreement dated _________________. Pursuant to the terms thereof, the undersigned hereby exercises its option to purchase ___________ shares of the common stock (the “Shares”) par value $0.10 per Share of the Company.

Please register the Shares in the name of the undersigned and use the address set forth herein as the registered address of the undersigned.

The undersigned represents and warrants to the Company that it (a) has been advised and understands that the Shares may not be transferred without compliance with all applicable Federal and state securities laws; and (b) has had all material information about the Company’s business and financial condition made available to him/her prior to exercise of the Option, and that it was afforded the opportunity to ask questions of and receive answers from the officers and directors of the Company with respect to the Company’s business affairs and prospects.

The undersigned represents and warrants that it is acquiring the Shares for its own account as principal for investment and not with a present view to resale or distribution, and that it has such knowledge and experience in financial and business matters as will enable it to evaluate the merits and risks of the proposed investment in the Shares.

The undersigned understands that the Share certificate shall bear a restrictive legend with respect to the transferability of the Shares.

______________________________	__________________________________ Name:
Address: